INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of January 29, 2008, by and among (i) China Natural Gas, Inc., a Delaware corporation (the “Company”), (ii) Xi’an Xilan Natural Gas Co., Ltd., a limited liability company incorporated under the laws of the People’s Republic of China (the “PRC”), (iii) Shaanxi Jingbian Liquified Natural Gas Co., Ltd., a limited liability company formed under the laws of the PRC, (iv) Shaanxi Xilan Natural Gas Equipment Co. Ltd., a limited liability company formed under the laws of the PRC, (v) Shaanxi Xilan Automobile Conversion Co. Ltd., a limited liability company formed under the laws of the PRC, and (vi) Henan Branch of Xi’an Xilan Natural Gas Co., Ltd (collectively (i) through (vi) the “Group Companies”); (viii) Mr. Ji Qinan, (the “Controlling Shareholder”) and (vii) Abax Lotus Ltd. (“Abax” or the “Investor”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Group Companies and the Investor have entered into a certain Securities Purchase Agreement dated as of December 30, 2007 (as may be amended, restated or supplemented, the “Purchase Agreement”), pursuant to which the Company has agreed to issue to the Investor, and the Investor has agreed to purchase from the Company, an aggregate of up to RMB 363,000,000 of its 5.0% Guaranteed Senior Notes due 2014 settled in U.S.Dollars (the “Notes”) and in connection therewith purchase from the Company certain warrants (the “Warrants”) to purchase the Company’s common stock, par value $.0001 (the “Common Stock”, and, together with the Notes, the “Securities”);

WHEREAS, in consideration of Investor’s entering into the Purchase Agreements, the Company, the Group Companies and the Controlling Shareholder have agreed to provide certain rights to Investor as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by this agreement, agree as follows:

1. Representations and Warranties of the Group Companies and the Controlling Shareholder. Each of the Group Companies and the Controlling Shareholder, jointly and severally, represents and warrants that:

1.1 Mr. Ji Qinan is the beneficial owner, free and clear of all Liens of 5,931,596 shares of Common Stock (of record or through a brokerage firm or other nominee arrangement), which constitutes 20.3% of the outstanding voting power of the Company’s capital stock.

1.2 Each of the Group Companies and the Controlling Shareholder (each of the foregoing, a “Warrantor”) has full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly executed and delivered by each Warrantor and constitutes the legal, valid and binding obligations of such Warrantor enforceable against such Warrantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

1.3 The execution and delivery of this Agreement by each Warrantor do not, and the performance of this Agreement by such Warrantor will not: (i) conflict with or violate any law, rule regulation, order, decree or judgment applicable to such Warrantor or by which such Warrantor or any of the properties of such Warrantor is or may be bound or affected, or the Charter Documents of any Group Company; (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under any contract to which such Warrantor is a party or by which such Warrantor or any of the affiliates or properties of such Warrantor is or may be bound or affected, or (iii) result in the creation of any encumbrance or restriction on any of the shares of Common Stock or equity interests in any other Group Company or properties of such Warrantor, other than in each of clause (i), (ii) and (iii), such conflicts, violations, breaches of defaults that would not, individually or in the aggregate, have a Material Adverse Effect. The execution and delivery of this Agreement by each Warrantor do not, and the performance of this Agreement by each Warrantor will not, require any consent or approval of any Person.

2. Covenants and Agreements.

Unless the context requires otherwise, each Group Company hereby covenants and agrees, and the Controlling Shareholder hereby covenants and agrees to cause each Group Company to do, as follows:

2.1 Business Plan and Annual Budget. As long as an Investor holds in aggregate 10% of the aggregate principal amount of Notes outstanding to the extent permitted by applicable laws and regulations, the Company shall prepare and notify such Investor, as the case may be, at least thirty (30) days prior to the beginning of the next financial year or period, the annual budget (“Annual Budget”) of the Company and its Subsidiaries on a consolidated basis setting out in reasonable detail the planned annual capital and operating budgets in reasonable detail, projected revenues, a projected financial statement for such fiscal year on a quarterly basis, and promptly after preparation from time to time, any revisions to the forecasts contained therein of the Company and its Subsidiaries and attaching thereto such notes as are necessary, desirable or customary, together with a business plan setting forth in reasonable detail the operating goals of the Company and its Subsidiaries for the following year (the “Business Plan”), accompanied by such qualifications and disclaimers as management shall deem appropriate in the circumstances.

2.2 Other Covenants. As long as the Investor holds in aggregate 10% of the aggregate principal amount of Notes outstanding or at least 3 % of the Company’s issued and outstanding common stock pursuant to the Warrants on an as-exercised basis (in either case, the “Minimum Holding”, the Investor being referred to herein as an “Eligible Investor”), to the extent permitted by applicable laws and regulations, each Group Company hereby covenants and agrees, and the Controlling Shareholder hereby covenants and agrees to cause each Group Company to do, as follows, unless Abax otherwise provides prior written Investor Approval (as defined below):

(a) No Group Company shall change the substantive responsibilities of any member of the senior management of such Group Company and its Subsidiaries, or substitute any other Person to perform the substantive responsibilities of such members of senior management as they are performed as of the date hereof, other than in the case of incapacity of such member of senior management (which for purposes of this paragraph shall mean Mr. Ji Qinan).

(b) No Group Company or its Subsidiaries, nor the Controlling Shareholder shall issue or repurchase any securities, declare or pay any dividend with respect to any securities, create any security interest or enter into any transaction or a series of related transactions the completion of which will result in a Change of Control of the Company. “Change of Control” shall have the meaning as defined in the Indenture.

(c) No Group Company or its Subsidiaries shall dispose of any material amount of assets, including by way of a sale and leaseback transaction.

(d) No Group Company or its Subsidiary shall change the number of members of the board of directors (“Board”) of such Group Company or its Subsidiaries, or the composition or structure of the board or board committees of the Group Company or its Subsidiaries or establish board committees of such Group Company or its Subsidiaries, or delegate powers of any Board to a committee, or change the powers, duties or responsibilities delegated to any committee of the Board of such Group Company in a manner adverse to the Investor.

(e) No Group Company shall amend, alter, waive or repeal any provision of such Group Company’s or its Subsidiaries’ certificate of incorporation, memorandum and articles of association or any other organizational or constitutional documents of such Group Company or its Subsidiaries in a manner adverse to the Investor.

(f) The Company shall retain a firm of independent public accountants (the “Accountants”) of recognized international standing (from those listed on Schedule A hereto) that is acceptable to the Investor (as determined by Investor Approval), who shall certify the Company’s consolidated financial statements each at the end of each fiscal year. The Company shall not terminate the services of the Accountants without prior written Investor Approval. In the event that the Accountants elect to terminate their services to the Company, the Company shall provide Eligible Investor with a written notice prior to such resignation if reasonably practicable and if not, promptly thereafter notify the Eligible Investor, and in any event shall request the Accountants to deliver to Eligible Investor a letter from the Accountants setting forth the reasons for the termination of their services. In the event of such termination, the Company shall promptly thereafter engage another firm of independent public accountants of recognized international standing (from those listed on Schedule A hereto) that is acceptable to the Investor (as determined by Investor Approval) to be the new Accountants. In its notice to the Investor, the Company shall state whether the change of Accountants was recommended or approved by the Company’s Board or any committee thereof.

(g) Without prior written Investor Approval, no Group Company shall expend any money in any financial year or period that deviates in amount by more than 20% of the amount in the Approved Budget.

(h) No Group Company or its Subsidiaries shall enter into any activities which are not in the Ordinary Course of Business of such Group Company or such Subsidiary, as the case may be. For the purposes of this paragraph, the term “Ordinary Course of Business” means the ordinary course of business presently engaged in by the Group Company or its Subsidiaries as consistent with the past custom and practice of the Company and permitted under the all necessary licenses (including any arrangements with respect to such licenses), consents, authorizations, approvals, orders, certificates and permits duly obtained by the Group Companies.

(i) As long as the Investor is an Eligible Investor, each Group Company shall permit the Investor and any authorized representative thereof, to visit and inspect the properties of such Group Company, including its corporate and financial records, to examine its records and make copies thereof and to discuss its affairs, finances and accounts with its officers, at all such reasonable times and as often as may be reasonably requested upon reasonable notice, provided that such visits and inspections shall not unduly interrupt the daily operation of such Group Company. Such Investor and its participating agents and representatives, in exercising its rights of inspection hereunder, agrees to maintain the confidentiality of all financial and other confidential information of such Group Company acquired by them.

(j) For the purpose of this Agreement, “Investor Approval” shall be determined by the vote of the majority in aggregate principal amount of Notes held by Abax to the extent it remains to be an Eligible Investor, with, for purposes of such voting, any Warrant Shares held by them valued at the aggregate amount equal to the product of the number of such shares and the exercise price thereof.

3. Right of First Refusal for Future Securities Offerings.

3.1 Issuance Notice.

(a) So long as an Investor owns the Minimum Holding, if the Company proposes to issue or sell any debt securities including securities convertible into or exchangeable for Common Stock, to a purchaser that is not an Affiliate of the Company (the “Proposed Third Party Purchaser”), the Company shall, not less than fifteen (15) Business Days prior to the consummation of such issuance or sale, offer such securities to the Eligible Investor by sending written notice (an “Issuance Notice”) to the Eligible Investor, which Issuance Note shall state (a) a description of the securities to be issued or sold, including detailed terms of such securities, (b) the amount of the securities proposed to be issued to the Proposed Third Party Purchaser (the “Offered New Securities”); (c) the proposed purchase price for the Offered Securities (the “Issuance Price”); and (d) the terms and conditions of such proposed sale. For purposes of this Agreement, an “Affiliate” shall refer to: (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 50% or more of the outstanding voting securities of such other Person, (iii) any officer, director or partner of such Person, (iv) a trust for the benefit of such Person referred to in the foregoing clause (ii) of this definition. The term “Business Day” means any day that is not a Saturday, Sunday or any other day on which banking institutions in Hong Kong and the State of Delaware are authorized or obligated by applicable law, regulation or executive order to close.

(b) Upon delivery of the Issuance Notice, such offer shall be irrevocable unless and until the rights of first refusal provided for herein shall have been waived or shall have expired.

3.2 Option; Exercise. By notification to the Company within fifteen (15) Business Days after the Issuance Notice is given, the Eligible Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Issuance Notice, (i) in the case of debt securities that are not convertible into or exchangeable for Common Stock and which are issued in an aggregate principal amount not exceeding $50,000,000, the whole offered amount of such debt securities; (ii) in case of (A) debt securities that are not convertible into or exchangeable for either Common Stock and (B) debt securities that are convertible into or exchangeable for Common Stock and that are issued in an aggregate principal amount exceeding $50,00,000, an amount equal to the proportion of Offered New Securities that bears the same proportion as such Eligible Investor’s Securities bears to the Securities owned by such Eligible Investor who may elect to purchase Offered New Securities (all such Securities being valued as the aggregate principal amount of Notes held by such Eligible Investor, and for purposes of such calculation, any Warrant Shares held by such Eligible Investor valued at the aggregate amount equal to the product of the number of such shares and the exercise price thereof, hereinafter referred to as the “Investor’s Pro Rata Share”). The Eligible Investor (or its assignees) shall be entitled to apportion the rights of first refusal hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

3.3 Shelf Registration.

(a) If, following the date hereof, and until the earlier of (i) an Investor does not own the Minimum Holding and (ii) the date that is six (6) years from the date hereof, the Company proposes to issue or sell its securities through a Shelf Registration, the Company shall, not less than 30 days prior to filing a registration statement on Form S-3 in respect of the Shelf Registration, offer such securities to the Investor by sending written notice (a “Shelf Registration Issuance Notice”) to the Investor, which shall state (a) a description of the securities to be issued or sold, including detailed terms of such securities, (b) the total amount of the securities to be issued or sold under such registration statement and (c) the expected amount of proceeds from the issuance and sale of such securities. By notification to the Company within 10 days after the Shelf Registration Issuance Notice is given, the Investor may elect to enter into negotiation with the Company, and the Company shall engage in negotiation with the Investor in good faith, as to alternative financing other than the Shelf Registration. If the Company and the Investor fail to reach a mutually satisfactory agreement with respect to such financing five (5) Business Days prior to the filing date for the Shelf Registration Statement in respect of such Shelf Registration, the Company shall be entitled to proceed with the filing of such Shelf Registration Statement.

(b) Following the date on which the Shelf Registration Statement is declared effective by the Commission and so long as such Shelf Registration Statement remains effective, the Company shall, not less than five (5) Business Days prior to the proposed sale of any securities by way of a “take-down” under such Shelf Registration Statement (a “Take-down”), offer such securities to the Investor by sending a written notice (a “Take-down Notice”), which shall state (a) a description of the securities to be issued or sold, including detailed terms of such securities, (b) the amount of the securities to be issued or sold under such Shelf Registration Statement (the “Offered Take-down Securities”); (c) the proposed purchase price for the Offered Take-down Securities (the “Take-down Price”); and (d) the terms and conditions of such proposed sale.

(c) By notification to the Company within fifteen (15) Business Days after the Take-down Notice is given, the Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in such Take-down Notice, up to such number of Offered Take-down Securities as is equal to the number of Offered Take-down Securities multiplied by a fraction the numerator of which is the number of shares of the Company’s common stock issued and issuable upon conversion of the Warrants and the denominator of which are the number of outstanding shares of the Company’s common stock. The closing of the sale of the Offered Take-down Securities pursuant to this Section 3.3(c) shall occur within thirty (30) days after the date on which such notification is given by the Investor.

(d) The Company may, subject to the terms hereof and any applicable securities law, offer and sell the remaining unsubscribed portion of such securities by way of a Take-down at a price not less than, and upon terms no more favorable than, those specified in the Take-down Notice. If the Company does not offer and sell such securities through the Take-down within sixty (60) days after the execution thereof, the right of first offer provided in this Section 3.3 shall be deemed to be revived and such securities shall not be offered by way of a Take-down unless first reoffered to the Investor in accordance with this Section 3.3.

3.4 Right to Sell to Proposed Third Party Purchaser. If less than all of the Offered New Securities entitled to be purchased or acquired by the Eligible Investor are elected to be purchased or acquired as provided in Section 3.2, the Company may, during the thirty (30) day period following the expiration of the fifteen (15) day period provided in Section 3.2, offer and sell the remaining unsubscribed portion of such securities to the Proposed Third Party Purchaser in the Issuance Notice at a price not less than, and upon terms not materially more favorable to the Proposed Third Party Purchaser than, those specified in the Issuance Notice. If the Company does not enter into an agreement for the sale of such securities within such period, or if such agreement is not consummated within thirty (30) days after the execution thereof, the right of first refusal provided hereunder shall be deemed to be revived and such securities shall not be offered to a third party unless first reoffered to the Eligible Investor in accordance with this Section.

4. Right of First Refusal for the Controlling Shareholder’s Transfer and Tag-Along Right.

4.1 Securities Notice. As long as an Investor holds the Minimum Holding, subject to Section 4.8 of this Agreement, if the Controlling Shareholder proposes to sell or transfer any securities of the Company held by it or any other Permitted Holder (as defined below) to a third party purchaser (the “Third Party Purchaser”) other than as otherwise agreed by Investor Approval in writing prior to such sale or transfer, or in the case of any Exempt Transfer (as defined in Section 4.7 below), such Controlling Shareholder shall, within twenty (20) days prior to the consummation of such transfer or sale, offer such securities to the Eligible Investor by sending written notice (an “Offering Notice”) to the Eligible Investor, which shall state (a) the identity of the Third Party Purchaser, (b) the type and number of such securities proposed to be transferred (the “Offered Securities”), including detailed terms of such securities (if other than Common Stock); (c) the proposed purchase price per share for the Offered Securities (the “Offer Price”); and (d) the terms and conditions of such sale. The Offering Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement or understanding relating to the Offered Securities. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first refusal provided for herein shall have been waived or shall have expired.

4.2 Option; Exercise. For a period of fifteen (15) days after the giving of the Offering Notice pursuant to Section 4.1 (the “Option Period”), the Eligible Investor shall have the right to purchase its Investor’s Pro Rata Share of the Offered Securities at a purchase price equal to the Offer Price and upon terms and conditions no less favorable than those set forth in the Offering Notice; provided, however, that if transaction set forth in the Offering Notice involves a registered public offering of securities by the Controlling Shareholder, then in such event, in lieu of its right to purchase all of the Offered Securities, the Eligible Investor may elect to purchase or otherwise acquire that portion of the Offered Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Warrants and any other Derivative Securities then held, by such Eligible Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Warrants and other Derivative Securities). The Eligible Investor (or its assignees) may assign to any of its Affiliates (other than a Person engaged in the Business) all or any portion of its rights pursuant to this Section.

4.3 The right of the Eligible Investor to purchase all or any part of the Offered Securities under Section 4.2 above shall be exercisable by delivering written notice of the exercise thereof (the “ROFR Exercise Notice”), prior to the expiration of the Option Period, to the Controlling Shareholder. The failure of such Eligible Investor to respond within the Option Period to such Controlling Shareholder shall be deemed to be a waiver of that Eligible Investor’s rights under Section 4.1 above.

4.4 Closing. The closing of the purchases of Offered Securities subscribed for by the Investor under Section 4.3 shall be held at the executive office of the Company at 11:00 a.m., local time, on the 30th day after the giving of the ROFR Exercise Notice pursuant to Section 4.3 or at such other time and place as the parties to the transaction may agree. At such closing, such Controlling Shareholder shall deliver certificates representing such Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Controlling Shareholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities. Such Eligible Investor shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by them or their respective Affiliates. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

4.5 Sale to a Third Party Purchaser. Unless Eligible Investor elects to purchase all of the Offered Securities under Section 4.2, the Controlling Shareholder may, subject to Section 4.8, sell the remaining Offered Securities not purchased by such Eligible Investor to the Third Party Purchaser identified in the Offering Notice at a price not less than the Offer Price, and on terms not materially more favorable than the terms set forth in the Offering Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within thirty (30) days after the earlier to occur of (i) the waiver by Eligible Investor of its rights to purchase the Offered Securities and (ii) the expiration of the Option Period (the “Contract Date”); and provided further, that such sale shall not be consummated unless prior to the purchase by such Third Party Purchaser of any of such Offered Securities, such Third Party Purchaser shall become a party to this Agreement and agree to be bound by the terms and conditions hereof that are applicable to the Controlling Shareholder, provided that if such Third Party Purchaser, together with any other Third Party Purchasers and on an aggregated basis, owns less than 10% of the Company’s outstanding capital stock on an as-converted, fully diluted basis following such sale, then such Third Party Purchaser shall not be bound by Sections 1, 2, 3 and 6 of this Agreement. If such sale is not consummated within thirty (30) days after the earlier to occur of (i) the waiver by Eligible Investor of its option to purchase the offer and (ii) the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by such Controlling Shareholder without again offering the same to the Eligible Investor in accordance with this Section.

4.6  Tag-Along Right. (a) If the Controlling Shareholder is directly or indirectly transferring Offered Securities to a Third Party Purchaser pursuant to Section 4.5, then the Eligible Investor shall have the right to sell to such Third Party Purchaser that number of Shares equal to that percentage of the Offered Securities determined by dividing (i) the total number of outstanding shares of the Common Stock of the Company (the “Shares”) (on an as-converted basis) then owned by such Eligible Investor by (ii) the sum of (x) the total number of Shares (on an as-converted basis) then owned by such Eligible Investor and (y) the total number of Shares then owned by the Controlling Shareholder, at a price equal to the Offer Price, with other terms set forth in the Offering Notice. The Controlling Shareholder and Eligible Investor shall effect the sale of the Offered Securities and Eligible Investor shall sell the number of Offered Securities to be sold by them pursuant to this Section, and the number of Offered Securities to be sold to such Third Party Purchaser by the Controlling Shareholder shall be reduced accordingly.

(b) The Controlling Shareholder shall give notice to the Eligible Investor of each proposed sale by it, or any other Permitted Holder of Offered Securities which gives rise to the rights of the Eligible Investor set forth in this Section, at least thirty (30) days prior to the proposed consummation of such sale, setting forth the type and number of Offered Securities, including detailed terms of such securities (if other than Common Stock), the name and address of the proposed Third Party Purchaser, the proposed amount and form of consideration and terms and conditions of payment offered by such Third Party Purchaser, the percentage of shares of Common Stock that the Eligible Investor may sell to such Third Party Purchaser (determined in accordance with Section 4.6(a)), and a representation that such Third Party Purchaser has been informed of the “tag-along” rights provided for in this Section and has agreed to purchase Offered Securities in accordance with the terms hereof. The tag-along rights provided by this Section must be exercised by the Eligible Investor within thirty (30) days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Controlling Shareholder indicating such Eligible Investor’s election to exercise its rights and specifying the number of shares of Common Stock (up to the maximum number of shares of Common Stock owned by such Eligible Investor required to be purchased by such Third Party Purchaser) it elects to sell (the “Tag-along Exercise Notice”), provided that any Eligible Investor may waive its rights under this Section prior to the expiration of such thirty (30) day period by giving written notice to the Controlling Shareholder, with a contemporaneous copy to the Company and any other Eligible Investor, upon which any other Eligible Investor may elect to exercise its share of such waived rights (determined in accordance with Section 4.6(a)) prior to the expiration of the allotted time period therefor by giving written notice to the Controlling Shareholder. The failure of an Eligible Investor to respond within such thirty (30) day period shall be deemed to be a waiver of such Eligible Investor’s rights under this Section. If a Third Party Purchaser fails to purchase shares of Common Stock from any Eligible Investor, notwithstanding such Eligible Investor’s proper exercise of its tag-along rights pursuant to this Section 4.6(b), then such Controlling Shareholder shall either contemporaneously purchase from such Eligible Investor at the Offer Price such number of shares of Common Stock as the Third Party Purchaser failed to purchase from such Eligible Investor, or if the Controlling Shareholder does not so purchase, it shall not be permitted to consummate the proposed sale of the Offered Securities, the Company shall not register the transfer of such Offered Securities on its share register, and any such attempted sale shall be null and void ab initio.

4.7  Exempt Transfers. The right of first refusal and tag-along rights set forth in this Section 4 shall not apply to any of (i) any Transfer (as defined below) to a Permitted Holder; provided that adequate documentation therefor is provided to the Eligible Investor to its satisfaction and that any such Permitted Holder agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such Permitted Holder of any provision hereunder, (ii) the sale in an unsolicited broker’s transaction pursuant to Rule 144 under the Securities Act of 1933, as amended, or (iii) so long as the Controlling Shareholder beneficially owns at least 30% of the Company’s outstanding Common Stock (the “Exempt Transfers”). “Transfer” shall mean sell, transfer, assign, pledge, hypothecate, dispose of, mortgage, enter into any voting trust or other agreement, option or other arrangement or understanding with respect thereto, whether directly or indirectly and whether voluntarily or involuntarily. “Permitted Holder” means the Controlling Shareholder’s parents, children or spouse or trusts for the benefit of such persons, and any legal entity in which such Controlling Shareholder holds a majority of the equity interests and “controls” such entity.

4.8  Prohibited Transfers.

(a) Notwithstanding anything to the contrary contained herein, to the extent permitted under applicable law, the Controlling Shareholder shall not, and the Controlling Shareholder shall cause the Permitted Holder not to, without prior written Investor Approval, which shall not be unreasonably withheld, Transfer through one or a series of transactions more than 10% of the equity securities of the Company beneficially owned by such Controlling Shareholder to any Person, so long as the Investor owns 5% or more of the total outstanding equity interest in the Company on a fully diluted basis, provided that the foregoing provision shall not apply to any Exempt Transfer.

(b) The Controlling Shareholder shall ensure that no other Permitted Holder shall sell or transfer equity securities of the Company that were received from a Controlling Shareholder and are held by such Permitted Holder, other than as provided in this Agreement. Any attempt by any Controlling Shareholder or any other Permitted Holders to sell or transfer any equity securities of the Company held by it or any other Permitted Holder in violation of this Section shall be void and the Company hereby agrees it will not effect such a transfer on its share register nor will it treat any alleged transferee as the holder of such shares.

5. Board Representation.

5.1 Number of Board Members. The Company shall, effective upon Closing and until the termination of this Agreement, take all appropriate actions to fix and maintain a Board of no more than eight (8) voting members and the Company shall not change the number of voting members of its Board without Abax’s prior written approval so long as the Investor holds the Minimum Holding.

5.2 Abax Nominees. Upon the Abax Election (as defined below), as long as Abax continues to hold more than 10% of the outstanding shares of Common Stock on an as exercised and fully-diluted basis, it shall be entitled to appoint one (1) of the voting members of the Company’s Board (the “Abax Nominee”).

5.3 Board Committees. To the extent permitted by applicable law and exchange listing rules, the Abax Nominee shall be entitled to be members of all committees of the boards of directors of the Company and its Subsidiaries, if any, it being understood that the Abax Nominee shall not be a member of the Audit Committee until he or she is an independent director.

5.4 Abax Election. If Abax provides written notice to the Company informing the Company of (i) its election (the “Abax Election”) to be represented on the Board and (ii) the name of the Abax Nominee, then, as soon as practicable after its receipt of such notice from Abax, but in no event later than thirty (30) Business Days after such receipt, the Company shall:

(a) provide notice of the Abax Election to the Company’s Board and the Controlling Shareholder, and

(b) to the extent permissible under applicable laws and regulations (including rules of any relevant listing exchange), take all necessary actions so as to permit the Abax Nominee to be duly appointed or elected as members of the Company’s Board as soon as practicable.

Subject to the conditions and limitations set forth herein, the Abax Election may be exercised by Abax at any time in its sole discretion.

5.5 Voting Agreement. Upon the Abax Election, the Controlling Shareholder agrees to vote, or cause to be voted, all of the Company’s Shares owned by such Controlling Shareholder or any other Permitted Holder (of record or through a brokerage firm or other nominee arrangement), or over which such Controlling Shareholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the Abax Nominee is duly elected to the Board. The Controlling Shareholder further covenants not to frustrate the purpose of the immediately preceding sentence by any means, including through entering into any agreement or commitment inconsistent with such purpose, including but not limited to any inconsistent pledge, charge, hypothecation, voting agreement, voting trust or other disposition of voting rights of the Common Stock over which such Controlling Shareholder retains beneficial ownership or the economic benefits and risks attendant thereto.

5.6 Vacancies. Any vacancies created by the resignation, removal or death of the Abax Nominee appointed or elected to the Board shall be filled pursuant to the provisions of this Section.

5.7 Participation by Phone. Following the Abax Election, the Company shall not take any action to amend its by-laws to prevent members of the Board of Directors, or of any committee thereof, from participating in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment.

5.8 Reimbursement. Each time the Abax Nominee attends a face-to-face meeting of the Board, the Company shall reimburse such director for reasonable travel expenses on the same basis as the other members of the Board.

6. Indemnification.

(a) In addition to all rights and remedies available to any Investor at law or in equity, each Group Company and the Controlling Shareholder shall jointly and severally indemnify the Investor, and its Affiliates, stockholders, officers, directors, employees, agents, representatives, successors and permitted assigns (collectively, the “Indemnified Parties”) and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (including, without limitation, diminutions in value), liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of any third party, including interest, penalties, reasonable attorneys’ fees and expenses and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Losses”) which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

(i)  any misrepresentation or breach of a representation or warranty on the part of any Warrantor herein;

(ii) any nonfulfillment or breach of any covenant or agreement herein on the part of any Group Company or the Controlling Shareholder, or of any Senior Management Member pursuant to the Non competition and Non-Solicitation Agreement entered into the date hereof between the Investor and each such Senior Management Member; or

(iii) any action, demand, proceeding, investigation or claim by any third party (including, without limitation, governmental agencies) against or affecting any Group Company and/or its Affiliates or Subsidiaries which, if successful, would give rise to or evidence the existence of or relate to a breach of (A) any of the representations or warranties at the time made or (B) covenants of such Group Company or the Controlling Shareholder.

(b) Notwithstanding the foregoing, and subject to the following sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification hereinabove provided resulted primarily out of or was based primarily upon the Indemnified Party’s gross negligence, fraud or willful misconduct (unless such action was based upon the Indemnified Party’s reliance in good faith upon any of the representations, warranties, covenants or promises made by any Warrantor herein) by the Indemnified Party, neither any Group Company nor any Controlling Shareholder shall be responsible for any Losses sought to be indemnified in connection therewith, and each Group Company and the Controlling Shareholder shall be entitled to recover from the Indemnified Party all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of such Group Company and the Controlling Shareholder reasonably incurred in effecting such recovery, if any.

(c) All indemnification rights hereunder shall survive indefinitely, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of any Investor and/or any of the other Indemnified Parties.

(d) Notwithstanding anything to the contrary in this Agreement, the Controlling Shareholder, solely in his capacity as the Controlling Shareholder, shall not, be liable for any Losses under Section 6(a)(i), (ii) and (iii) that are due to: (i) any misrepresentation or breach of a representation or warranty on the part of any Group Company herein; (ii) any nonfulfillment or breach of any covenant or agreement herein on the part of any Group Company; or (iii) any action, demand, proceeding, investigation or claim by any third party (including, without limitation, governmental agencies) against or affecting any Group Company and/or its Affiliates or Subsidiaries which, if successful, would give rise to or evidence the existence of or relate to a breach of (A) any of the representations or warranties at the time made or (B) covenants of such Group Company; provided that the Controlling Shareholder is (x) not in breach of any of its representations and warranties herein, (y) has otherwise complied with all its obligations under this Agreement and (z) has taken no action that could have reasonably been expected to result in any of the proceeding described in clause (iii) above for which indemnification is sought. For the avoidance of doubt, such Losses referred to in this Section shall be joint and several among each of the Group Companies.

(e) The indemnity obligations that each Group Company and the Controlling Shareholder have under this Section shall be in addition to any liability that such Group Company and the Controlling Shareholder may otherwise have.

7. Miscellaneous.

7.1 Termination. Except for Sections 6 and 7, which shall survive the termination of this Agreement, or as otherwise expressly provided herein, this Agreement will be automatically terminated with no further effect with respect to an Investor at such time that such Investor no longer holds any Securities (including the Warrant Shares issued upon exercise of the Warrants).

7.2 Specific Enforcement. Upon a breach by any Controlling Shareholder or any Group Company of this Agreement, in addition to any such damages as any Investor is entitled to, directly or indirectly, by reason of said breach, the Investor shall be entitled to injunctive relief against such Controlling Shareholder or such Group Company if such relief is applicable and available, as a remedy at law would be inadequate and insufficient. Nothing in this Section shall be construed as limiting any Investor’s remedies in any way.

7.3 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or delivered by overnight courier or mailed by first-class registered or certified mail, postage prepaid, return receipt requested, or by facsimile transmission. Every notice hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, upon transmission by facsimile and confirmed facsimile receipt, or two (2) days after the same shall have been deposited with a reputable international overnight courier.

(a) If to an Investor, at its address as set forth in the Purchase Agreement, or at such other address as may have been furnished to the Company by it in writing.

(b) If to the Controlling Shareholder, at the address set forth on Schedule B to this Agreement, or at such other address as may have been furnished to the Company by it in writing, with a copy to:

Crone Rozynko LLP
101 Montgomery Street, Suite 1950
San Francisco, CA 94104
USA
Attention: Alisande M. Rozynko, Esq.
Fax: +1 415 955 8910

(c) If to the Company at:

China Natural Gas, Inc.
Attn: Chief Executive Officer
19th Floor, Building B, Van Metropolis
No. 35 Tanyan Road
High Tech Zone
Xi’an 710065, Shaanxi Province
P.R. China
Fax: +86 29 8832 3325

China Natural Gas, Inc.
90 Park Ave Suite# 1625
New York, NY 10016
Attention: Taylor Zhang
Fax: +1 212 786 7371

with a copy to:

Crone Rozynko LLP
101 Montgomery Street, Suite 1950
San Francisco, CA 94104
USA
Attention: Alisande M. Rozynko, Esq.
Fax: +1 415 955 8910

7.4 Amendments and Waiver. Unless otherwise specifically stated herein, any term of this Agreement may be amended with the written consent of the party against whom enforcement may be sought and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Company and the Controlling Shareholder, in the case of an Investor’s obligations, and by the Investor entitled to rights hereunder in the case of the obligations of any other parties hereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.5 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

7.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement to the extent permitted by law.

7.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each Group Company and Controlling Shareholder agrees that any suit, action or proceeding against it arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

7.8 Successors and Assigns. Except for the rights of Eligible Investor pursuant to Sections 3 and 4 and as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, the respective representatives, successors and assigns of the parties hereto.

7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned have executed this Investor Rights Agreement as of the day and year written above.

GROUP COMPANIES:

CHINA NATURAL GAS INC.

By:	/s/ Qinan Ji
Name:
Title:

SHAANXI XILAN NATURAL GAS EQUIPMENT CO., LTD.

By:	/s/ Qinan Ji
Name:
Title:

XI’AN XILAN NATURAL GAS CO., LTD.

By:	/s/ Qinan Ji
Name:
Title:

SHAANXI JINGBIAN LIQUIFIED NATURAL GAS CO., LTD.

By:	/s/ Qinan Ji
Name:
Title:

SHAANXI XILAN AUTOMOBILE CONVERSION CO., LTD.

By:	/s/ Qinan Ji
Name:
Title:

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

HENAN BRANCH OF XI’AN XILAN NATURAL GAS CO. LTD.

By:	/s/ Qinan Ji
Name:
Title:

CONTROLLING SHAREHOLDER:

By:	/s/ Qinan Ji
Mr. Ji. Qinan
as the Controlling Shareholder

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

Accepted and Agreed to:

ABAX LOTUS LTD.

By:	/s/ Yang Xiang Dong
Name:
Title: Authorized Signatory

[SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]

Schedule A

List of Accounting Firms

1.	PricewaterhouseCoopers
2.	Deloitte Touche Tohmatsu
3.	Ernst & Young
4.	KPMG
5.	BDO International
6.	Grant Thornton International
7.	RSM International
8.	Baker Tilly International
9.	Horwath International
10.	Moores Rowland International
11.	Moss Adams
12.	J.H. Cohn
13.	Crowe Chizek and Co. LLC
14.	Plante & Moran PLLC
15.	BKD LLP
16.	Moore Stephens Wurth Frazer & Torbet, LLP

Schedule B

Addresses of Controlling Shareholder:

China Natural Gas, Inc.
19th Floor, Building B, Van Metropolis
No. 35 Tanyan Road
High Tech Zone
Xi’an 710065, Shaanxi Province
P.R. China